UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 21, 2010
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)

Unit #222, 6820-188th Street Surrey, British Columbia, Canada (Address of principal executive offices)	V4N 3G6 (Zip Code)

(604) 575-3552
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01     Entry into a Material Definitive Agreement.

Effective September 21, 2010, the Company's Board of Directors ratified the entering into of and immediate closing of a certain Mineral Property Acquisition Agreement (the "Acquisition Agreement") with IPP Gold Limited ("IPP"), pursuant to which the Company acquired an undivided 100% legal, beneficial and registerable interest in and to four prospecting licences (the "PLs"), totaling approximately 800 square kilometres, located in the Handeni District of Tanzania and which are owned or controlled by IPP Gold and its affiliates (the "Property").

In accordance with the closing today of the Acquisition Agreement IPP Gold has now become a major stakeholder in the Company. Pursuant to the terms of the Acquisition Agreement the Company has now issued 133,333,333 restricted shares of common stock to IPP Gold in exchange for 100% interest in the four PLs of the new Handeni Project, with no further payments in shares or cash required.

A copy of the Acquisition Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

In addition, and accordance with the closing of the Acquisition Agreement, the Board of Directors of the Company has also accepted the consent to act as both a director and as the Chairman of the Company from Reginald Mengi, together with the consents to act as directors of the Company from each of Reyno Scheepers and Douglas Boateng. Mr. Mengi will replace the Honourable Joseph Rugumyamheto as the Company's Chairman and Mr. Rugumyamheto will continue to serve as a director of the Company.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02     Unregistered Sales of Equity Securities.

Effective on September 21, 2010, the Company issued a total of 133,333,333 restricted common shares, at a deemed price of $0.15 per common share for a total deemed price of $20,000,000, in connection with the Acquisition Agreement as more fully described in Item 1.01 above.

The common shares were issued outside the United States to one non-U.S. Person (as such terms are defined in Regulation S of the United States Securities Act of 1933, as amended (the "Securities Act")) in reliance on Regulation S and/or Section 4(2) of the Securities Act.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01      Changes in Control of Registrant.

Pursuant to a Acquisition Agreement as more fully described in Item 1.01 above, the Company issued to IPP a total of 133,333,333 restricted common shares in the share capital of the Company, at a deemed issuance price of $0.15 per common share for a total deemed issuance price of $20,000,000, representing approximately 61.9% of the Company's issued and outstanding common stock.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 21, 2010, the Board of Directors of the Company accepted the resignation as Chairman of the Company from Joseph Rugumyamheto. Mr. Rugumyamheto will continue to serve as a director of the Company.

Also effective on September 21, 2010, the Board of Directors of the Company accepted the consent to act as both a director and as the Chairman of the Company from Reginald Mengi, together with the consents to act as directors of the Company from Reyno Scheepers and Douglas Boateng.

About Reginald Mengi

Mr. Reginald Mengi is the Chairman and owner of IPP Resources. He also chairs IPP Ltd., one of the largest private sector holding companies in Tanzania. Mr. Mengi commenced IPP Ltd.'s business in the mid 1980's manufacturing ball point pens. Today the IPP group of companies is engaged in various areas including bottling of Coca Cola products, drinking water, manufacturing and bottling of drinks and spirits, mining of minerals and gemstones, gemstone cutting, lapidary and media.

Until 1985, Mr. Mengi also worked as a Chartered Accountant for Coopers & Lybrand Tanzania where he served in the role as Chairman and Managing Partner and led auditing and consultancy teams and participated in the establishment of companies and institutions.

About Reyno Scheepers

Dr. Reyno Scheepers' involvement with the mining industry stretches for a period of 22 years. He started off as a researcher at the Fuel Research Institute (CSIR) of South Africa where he gained experience in the composition and characteristics of various South African coal fields. This was followed by a two year period as a geologist at a South African gold mine where he gained experience in underground geology, underground and surface exploration and gold exploration project planning. He then joined the University of Stellenbosch where he became a professor in petrology/mineralogy in 1999.

Since 1995 Dr. Scheepers directed his efforts towards the investigation of gemstone deposits covering alluvial and kimberlitic diamond deposits in South Africa, the Democratic Republic of the Congo and in Tanzania. One of his major achievements in Tanzania was the investigation of the geology and technical aspects of the Merelani tanzanite deposit which eventually led to the successful listing of the first colored gemstone company on the Johannesburg Stock Exchange.

Dr. Scheepers is also closely involved in the application and development of geochemical analytical techniques and was in charge of the running of an XRF laboratory, an ICP=AES laboratory and a micro thermometric laboratory. He participated in the development of international geochemical reference standards and completed numerous challenging analytical problems for the industry over the years.

Dr. Scheepers' interest in providing small scale miners with the necessary skills to conduct safe and effective mining led to the establishment of the Gemstone Research Centre at Stellenbosch University and currently the Unit for Gemstone Geology ("UGG"). The UGG is a collaborative training and research unit between Free State and Dar Es Salaam Universities through which research on gemstone deposits is currently conducted.

Dr. Scheepers received his B.Sc. (Hons), Cum Laude in 1979, his M.Sc, Cum Laude in 1982 and his PhD in 1990 from the University of Stellenbosch.

About Douglas Boateng

Dr. Douglas Boateng has over 18 years of extensive multi-sector international experience. His career includes positions as a CEO, director and senior level consulting in Technology (ICT), Chemicals/Pharma-chemical, Pharmaceutical and Biotechnology, Aviation, Engineering, Business management, Mergers and Acquisitions, Strategic alliance and partnerships, Logistics and Supply Chain Management, Media, Consulting, Corporate and Strategic Business Development, Corporate Governance and Advisory services to selected Government ministries. Dr. Boateng has also successfully worked and consulted for some of the world's leading corporation's in Europe, the United States and Africa.

Prior to joining IPP Resources, Dr. Boateng founded PanAvest International, an organization with a vision to assist companies profitably extend their market reach through the application of innovative Business Development Logistics and Supply Chain Management solutions. He has acted as an independent advisor and consultant to one of Scandinavia's largest generic pharmaceutical companies on logistics, supply chain and business development and strategies and one of Africa's leading healthcare distributors.

Dr. Boateng is also a post graduate visiting professor on logistics and supply chain management and a Masters and Doctoral project supervisor at one of Africa's largest and most respected business schools. He current sits on the editorial board of Smart Procurement, the largest supply chain related portal in Africa and the Middle East.

Dr. Boateng holds a Graduate Diploma in Company Direction from the Institute of Directors, a Doctorate in Engineering Business Management from the University of Warwick-UK, an MSc in Industrial Logistics from the University of Central England-UK and a post graduate diploma in transport and logistics from Cranfield Institute of Technology, UK.

As a consequence of the appointments of each of Mr. Mengi, Dr. Scheepers and Dr. Boateng, the Board of Directors and Executive Officers of the Company are now comprised of the following:

Name	Position
Harpreet Singh Sangha	President, Chief Executive Officer and a director
Reginald Mengi	Chairman of the Board and a director
Honorable Joseph Rugumyamheto	Director
Wenqin Zhang	Director
Reyno Scheepers	Director
Douglas Boateng	Director
Herminder Rai	Secretary, Treasurer and Chief Financial Officer

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Submitted herewith:

Exhibit	Description
10.1	Mineral Property Acquisition Agreement between the Company and IPP Gold Limited, dated for reference as ratified on September 21, 2010.
99.1	News Release of the Company dated September 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: September 22, 2010.	By: /s/ Harpreet Singh Sangha____ Name: Harpreet Singh Sangha Position:President, Chief Executive Officer and Director

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